Exhibit 99.1

Spark Therapeutics Reports Second Quarter 2016 Financial Results and Recent Business Highlights
Updated timing of the completed BLA submission for voretigene neparvovec
Earlier today, released additional positive data from the pivotal Phase 3 trial of voretigene neparvovec
Reported positive preliminary safety and efficacy from the Phase 1/2 clinical trial of SPK-9001 in hemophilia
PHILADELPHIA, August 10, 2016 - Spark Therapeutics (NASDAQ: ONCE) today announced financial results for the quarter ended June 30, 2016 and updated investors on its progress.
“During the last several months, we have made significant progress advancing our clinical portfolio of AAV gene therapy candidates and showcasing the strengths of our overall platform capabilities,” said Jeffrey D. Marrazzo, chief executive officer of Spark. “Notably, we released additional positive data from the continuation of the Phase 3 trial of voretigene neparvovec and remarkable, preliminary safety and efficacy data from the Phase 1/2 clinical trial of SPK-9001 in hemophilia B, which also was granted breakthrough therapy designation.”
“We also continued to make significant progress in preparing the potentially first-ever BLA submission of a gene therapy for a genetic disease, and we are on track to submit the clinical modules and finalize the vast majority of the chemistry, manufacturing and controls (CMC) components before the end of the year,” continued Mr. Marrazzo. “However, based on a recent reassessment of the timelines for completion of the CMC modules, we now expect the generation of certain data using validated quality control methods that are part of the CMC modules to occur in early 2017.”
“We closed the quarter with a healthy balance sheet and we remain focused on finalizing our regulatory submissions of voretigene neparvovec, initiating a clinical trial of SPK-8011 for hemophilia A and further scaling-up of our manufacturing process for future applications.”
Recent highlights
Voretigene neparvovec for RPE65-mediated inherited retinal disease:

•	Reported positive one-year safety and efficacy data for the nine subjects in the Phase 3 crossover group:

◦	The eight responders demonstrated the maximum improvement measurable on the bilateral mobility test, the primary endpoint

◦	The safety profile was largely consistent with prior studies and there were no product candidate-related serious adverse events, or SAEs, however, one procedure-related SAE was reported in one subject

•	Overall, 27 of 29, or 93%, of Phase 3 subjects responded, demonstrating a gain of functional vision as measured by the primary endpoint at one year

•
Reported positive follow-up two-year durability of benefit data for the 20 subjects in the Phase 3 intervention group, as measured by both bilateral mobility and full-field light sensitivity threshold testing

•
Positive follow-up data from a Phase 1 trial in 11 subjects were published in The Lancet, providing insight into the long-term safety and the durability of contralateral-eye administration for at least 3 years

SPK-9001 for hemophilia B:

•	Released initial Phase 1/2 safety and efficacy data, as of July 12, with a combined 76 weeks of observation across the first four subjects enrolled in the study:

◦
Consistent and sustained average steady-state factor IX activity levels of 31.8% ±6.9% (range 20% to 44%) of normal determined by averaging levels beginning at 8 weeks post administration through follow up over 12 to 31 weeks following a single administration of SPK-9001 at the initial dose level of 5 x 10[11] vg/kg

◦	SPK-9001 has been well-tolerated, with no sustained elevation in liver enzyme levels above 1.5x the upper limit of normal

◦	No subjects have needed, or received, immunosuppression

◦	No subjects have received regular infusions of factor IX concentrates to prevent bleeding events

•	Expanded the Phase 1/2 trial, in collaboration with Pfizer, at the initial dose of 5 x 10[11] vg/kg with a target of up to 10 subjects

•	Granted breakthrough therapy designation by FDA
SPK-8011 for hemophilia A:

•	Presented strong preclinical data showing factor VIII expression in the 15% to 35% range in preclinical models at clinically relevant doses of 2 x 10[12] vg/kg

•
Presented additional preclinical data, utilizing an in vitro assay, of the Spark200 capsid, a novel bio-engineered adeno-associated virus (AAV) capsid optimized for more efficient transduction of human hepatocytes, demonstrating high efficiency in transducing human hepatocytes compared to Spark100, the capsid used in SPK-9001

•	On track to initiate a Phase 1/2 trial in the fourth quarter of 2016
Manufacturing scale-up:

•	Established proof-of-concept of a high-productivity and fully scalable, serum-free suspension cell culture system utilizing our current HEK293 mammalian cell line

•	Implemented a more scalable, all-column, downstream purification process
Expanded human capital and strengthened financial position:

•	Continued to grow our team across all disciplines, with now over 150 employees

•	Strong balance sheet with $379.1 million in cash, cash equivalents and marketable securities at June 30, 2016
Upcoming events
Dr. Stephen Russell, a clinical investigator at the University of Iowa and a principal investigator on the Phase 3 trial of voretigene neparvovec, will present “Visual Acuity Sensitivity/Subgroup Analyses from a Phase 3 Trial of AAV2-hRPE65v2 (voretigene neparvovec) in RPE65 Mutation-Associated Inherited Retinal Dystrophy” at the American Society of Retinal Specialists in San Francisco, CA on Sunday August 14, 2016 at 11:23 am (PT).
Financial results

Three Months Ended June 30, 2016 and 2015

In the three months ended June 30, 2016 and 2015, we recognized $1.3 million of revenue associated with our Pfizer collaboration.

Our research and development expenses for the three months ended June 30, 2016 were $19.6 million versus $9.3 million for the three months ended June 30, 2015. The $10.3 million increase was due to an $8.6 million increase in internal research and development expenses, primarily due to significantly increased headcount, and an increase of $1.7 million in external research and development, primarily from an increase of $2.0 million in expenses related to preclinical studies for other product candidates to support our advancing and expanding pipeline, offset by a decrease of $0.3 million related to clinical trials for SPK-CHM.

General and administrative expenses for the three months ended June 30, 2016 were $10.7 million versus $6.3 million for the three months ended June 30, 2015. General and administrative expenses consisted primarily of salaries and related costs, including stock-based compensation, legal and patent costs and other professional fees. The $4.4 million increase primarily was due to an increase in salaries and related cost, including stock-based compensation, as a result of increased headcount and increased legal and patent costs.

Our net loss applicable to common stockholders for the three months ended June 30, 2016 was $28.7 million, or ($1.04) basic and diluted net loss per common share, as compared with a net loss applicable to common stockholders of $14.3 million, or ($0.60) basic and diluted net loss per common share for the three months ended June 30, 2015.

Six Months Ended June 30, 2016 and 2015

In the six months ended June 30, 2016, we recognized $2.6 million of revenue associated with our Pfizer collaboration. In the six months ended June 30, 2015 we recognized $2.6 million of revenue associated with our Pfizer collaboration and $1.0 million of a non-refundable payment after we concluded discussions on a potential agreement with a pharmaceutical company.

Our research and development expenses for the six months ended June 30, 2016 were $37.9 million versus $17.7 million for the six months ended June 30, 2015. The $20.2 million increase was due to a $15.4 million increase in internal research and development expenses, primarily due to significantly increased headcount, and an increase of $4.8 million in external research and development, primarily from an increase of $1.8 million in expenses related to clinical trials and pre-launch activities for voretigene neparvovec as well as an increase of $3.9 million related to preclinical testing of other product candidates, offset by a decrease of $0.9 million in external costs for clinical trials for SPK-CHM and SPK-9001.

General and administrative expenses for the six months ended June 30, 2016 were $19.6 million versus $10.0 million for the six months ended June 30, 2015. General and administrative expenses consisted primarily of salaries and related costs, including stock-based compensation, legal and patent costs and other professional fees. The $9.6 million increase primarily was due to increase in salaries and related cost, including stock-based compensation, as a result of increased headcount, and increased legal and patent costs.

Our net loss applicable to common stockholders for the six months ended June 30, 2016 was $54.3 million, or ($2.00) basic and diluted net loss per common share, as compared with a net loss applicable to common stockholders of $24.7 million, or ($1.17) basic and diluted net loss per common share for the six months ended June 30, 2015.

As of June 30, 2016, Spark had cash, cash equivalents and marketable securities of $379.1 million, with 30.6 million shares outstanding.

Conference call details
Spark will host today, August 10, at 8:30 a.m. ET a conference call and audio webcast to discuss corporate and financial results for the three and six months ended June 30, 2016 today. The call can be accessed by dialing the numbers below or by visiting the “Investors” section at www.sparktx.com.

U.S. Dial-in Number: (855) 851-4526
International Dial-in Number: (720) 634-2901
Passcode: 58493009
A replay of the call will be available for one week following the call by dialing the numbers below or also available on our website.

Replay Dial-in Number: (855) 859-2056
Replay International Dial-in Number: (404) 537-3406
Passcode: 58493009
About Spark Therapeutics

Spark Therapeutics, a fully integrated gene therapy company, is seeking to transform the lives of patients with debilitating genetic diseases by developing one-time, life-altering treatments. Spark Therapeutics’ validated gene therapy platform is being applied to a range of clinical and preclinical programs addressing serious genetic diseases, including inherited retinal diseases, liver-associated diseases, such as hemophilia, and neurodegenerative diseases. Spark Therapeutics’ validated and proprietary technology platform for selecting, designing, manufacturing and formulating highly optimized gene therapies has successfully delivered gene therapies with proof-of-concept data in the eye and liver. Spark Therapeutics’ most advanced product candidate, voretigene neparvovec (formerly referred to as SPK-RPE65), which has received both breakthrough therapy and orphan product designations, reported positive top-line results from a pivotal Phase 3 clinical trial for the treatment of RPE65-mediated inherited disease, a rare blinding condition. Spark Therapeutics’ hemophilia programs have two lead assets: SPK-9001, being developed under a collaboration with Pfizer, in a Phase 1/2 trial for hemophilia B; and SPK-8011, a preclinical candidate for hemophilia A. SPK-9001 has received breakthrough therapy designation. To learn more, please visit www.sparktx.com.
Cautionary note on forward-looking statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's product candidates, including voretigene neparvovec, SPK-9001 and SPK-8011. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that: (i) the data from our Phase 3 clinical trial of voretigene neparvovec may not support a label for the treatment of RPE65-mediated IRDs other than Leber congenital amaurosis (LCA); (ii) the improvements in functional vision demonstrated by voretigene neparvovec in our clinical trials may not be sustained over extended periods of time; and (iii) we could experience delays in submitting our regulatory filings, including our Biologics Licensing Application with FDA and, once submitted, such regulatory filings may not be approved; (iv) preclinical results for our product candidate, SPK-8011, for hemophilia A may not translate to humans in clinical trials; (v) our lead SPK-FIX product candidate, SPK-9001, may not produce sufficient data in our Phase 1/2 clinical trial to warrant further development; (vi) our overall collaboration with Pfizer may not be successful; and (vii) any one or more of our product candidates in preclinical or clinical development will not successfully be developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the "Risk Factors" section, as well as discussions of potential risks, uncertainties and other important factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Spark undertakes no duty to update this information unless required by law.

Contacts

Spark Corporate Contacts:

Stephen W. Webster
Chief Financial Officer
Spark Therapeutics, Inc.

Daniel Faga
Chief Business Officer
Spark Therapeutics, Inc.

(855) SPARKTX (1-855-772-7589)

Spark Media Contact:

Ten Bridge Communications
Dan Quinn
(781) 475-7974
dan@tenbridgecommunications.com

Spark Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2015	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$293,530,590	$225,026,665
Marketable securities	—	107,185,716
Other receivables	16,944,568	1,233,355
Prepaid expenses and deferred financing costs	1,132,626	1,830,138
Total current assets	311,607,784	335,275,874
Marketable securities	—	46,839,587
Property and equipment, net	16,999,445	19,554,010
Acquired-in-process research and development	—	15,490,000
Goodwill	—	2,096,119
Other assets	1,165,285	1,078,917
Total assets	$329,772,514	$420,334,507
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,687,594	$6,764,933
Accrued expenses and other	6,529,263	5,922,804
Current portion of deferred rent	715,959	751,483
Current portion of deferred revenue	5,182,835	5,168,674
Total current liabilities	22,115,651	18,607,894
Long-term deferred rent	8,084,509	7,687,001
Long-term deferred revenue	9,034,559	6,471,463
Deferred tax liability	—	1,936,250
Total liabilities	39,234,719	34,702,608
Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, $0.001 par value. Authorized, 150,000,000 shares; issued 27,082,493 and 30,579,756 shares at December 31, 2015 and June 30, 2016, respectively; 27,073,287 and 30,570,550 outstanding at December 31, 2015 and June 30, 2016, respectively	27,083	30,580
Additional paid-in capital	419,791,732	569,061,035
Accumulated other comprehensive income	—	74,130
Treasury stock, at cost 9,206 shares at December 31, 2015 and June 30, 2016	(552,636)	(552,636)
Accumulated deficit	(128,728,384)	(182,981,210)
Total stockholders’ equity	290,537,795	385,631,899
Total liabilities and stockholders’ equity	$329,772,514	$420,334,507

Spark Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Revenues	$1,288,629	$1,288,629	$3,563,096	$2,577,257
Operating expenses:
Research and development	9,343,972	19,621,536	17,678,080	37,873,436
General and administrative	6,333,123	10,676,752	10,018,003	19,550,613
Total operating expenses	15,677,095	30,298,288	27,696,083	57,424,049
Loss from operations	(14,388,466)	(29,009,659)	(24,132,987)	(54,846,792)
Interest income	51,624	333,544	62,638	593,966
Net loss	(14,336,842)	(28,676,115)	(24,070,349)	(54,252,826)
Preferred stock dividends	—	—	(634,794)	—
Net loss applicable to common stockholders	$(14,336,842)	$(28,676,115)	$(24,705,143)	$(54,252,826)
Basic and diluted net loss per common share	$(0.60)	$(1.04)	$(1.17)	$(2.00)
Weighted average basic and diluted common shares outstanding	24,080,420	27,456,954	21,031,708	27,132,288

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